UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	000-56112	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1108 S. Baldwin Avenue, Suite 107 Arcadia, California	91007
(Address of principal executive offices)	(Zip Code)

(855) 707-2077

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Summary of the Transaction

Genufood Energy Ezymes Corp. (the “Company” or “we”), Yu-Lin Chen, an individual and resident of the Republic of China (the “Purchaser”) and Hukui Biotechnology Corporation, an international company incorporated in Samoa (“Hukui”), entered into a Stock Purchase Agreement dated as of November 17, 2021 (the “Stock Purchase Agreement”), pursuant to which we agreed to sell 140,000 shares of Hukui’s Series C Preferred Stock (the “Hukui Shares”) to the Purchaser for $350,000 in cash, or $2.50 per share. The sale of the Hukui Shares closed on November 19, 2021.

We had purchased the Hukui Shares in two tranches, on December 15, 2020 and June 30, 2021, pursuant to that certain Series C Preferred Shares Subscription Agreement dated September 23, 2020 (the “Hukui Agreement”), at $10.00 per share, for an aggregate purchase price of $1,400,000.

Background of the Transaction

As a result of our original purchase of the first 80,000 of the Hukui Shares on December 15, 2020, together with certain other factors, we may have been deemed to be an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). To the extent that we may have been deemed to be an investment company, we have been relying on Rule 3a-2 promulgated under the Investment Company Act, allowing us to terminate our investment company status on or before December 15, 2021, the first anniversary of our purchase of the first 80,000 of the Hukui Shares, without having to register and be regulated as an investment company.

Believing that it is not in the best interests of the Company and its shareholders to register and be regulated as an investment company under the Investment Company Act, we explored different lawful means by which we could terminate our potential investment company status. We determined that the only viable option to terminate our potential investment company status and lawfully avoid registration and regulation under the Investment Company Act was to sell the Hukui Shares on or before the December 15, 2021 deadline.

After making diligent efforts to seek a purchaser of the Hukui Shares, we received three all-cash offers to purchase the Hukui Shares. We accepted the offer of the Purchaser, which was the highest of the three all-cash offers that we received.

With the sale of the Hukui Shares, we believe that we are no longer deemed to be an investment company as defined in the Investment Company Act and, accordingly, we are not required to register and be regulated as an investment company thereunder.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Item	Description
10.1	Stock Purchase Agreement dated as of November 17, 2021 by and among Genufood Energy Enzymes Corp., a Nevada corporation; Yu-Lin Chen, an individual and resident of the Republic of China; and Hukui Biotechnology Corporation, an international company incorporated in Samoa

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: November 19, 2021	By:	/s/ Wen-Piao Lai
Wen-Piao Lai
President and Chief Executive Officer

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